EXHIBIT 10.6

A copy of Salary Continuation Plan for Mark W. McCutcheon dated
May 15, 2002.


                            SALARY CONTINUATION PLAN


WHEREAS, the Board of Directors of Golden Enterprises, Inc.
(hereinafter referred to as the "CORPORATION") consider it desirable and in the best interests of the CORPORATION that it adopt a Salary Continuation Plan for Mark W.
McCutcheon (hereinafter referred to as
"MCCUTCHEON"), Chief Executive Officer ("CEO") of the
CORPORATION, in order to provide encouragement to MCCUTCHEON to continue his employment, and to further secure his association with the CORPORATION and its subsidiary, as an employee on a long-term basis; and

WHEREAS, the said MCCUTCHEON performs significant executive and managerial services as CEO of the CORPORATION, and it is to the best interest of the CORPORATION to adopt a Salary Continuation
Plan for MCCUTCHEON in order to secure his continued services to the CORPORATION and its wholly owned subsidiary; and

WHEREAS, the Board of Directors of the CORPORATION consider it desirable and in the best interests of the CORPORATION that it adopt a Salary Continuation Plan providing for payments to MCCUTCHEON in the event of his retirement, death or disability; and

WHEREAS, the Board of Directors of the CORPORATION consider it desirable and in the best interests of the CORPORATION that it adopt the Mark McCutcheon Salary Continuation Trust (the "Trust"), which will qualify as a "Rabbi" trust pursuant to the Internal Revenue Code, regulations, rulings or pronouncements thereto to fund some or all of the benefits hereunder on a yearly basis.

NOW, THEREFORE, the CORPORATION hereby adopts a Salary
Continuation Plan as follows:

1. MCCUTCHEON was at the time of the adoption of this plan, 47 years of age, and his "Retirement" as contemplated by this Plan shall occur upon the 31st day of May following his sixty-fifth (65th) birthday.


2. If MCCUTCHEON remains employed until Retirement, then upon Retirement the CORPORATION, or its subsidiary, shall pay to MCCUTCHEON an annual amount equal to One Hundred Twenty Thousand and No/100 Dollars ($120,000.00), adjusted pursuant to Section 5 hereof which shall be paid in equal monthly payments of Ten Thousand and No/100 Dollars ($10,000.00) (or such adjusted monthly amount) for One Hundred Eighty (180) months. In the event MCCUTCHEON should die after Retirement, any unpaid balance of the amount as provided in this Section 2 shall be paid to the designated Beneficiary.

3. In the event MCCUTCHEON should die while employed with the CORPORATION, or a subsidiary thereof, or after becoming totally disabled, as defined herein, but prior to attainment of age sixty-five (65), the CORPORATION shall pay to his designated Beneficiary, an annual amount equal to One Hundred Twenty Thousand and No/100 Dollars
($120,000.00), adjusted pursuant to Section 5 hereof which shall be paid in equal monthly payments of Ten
Thousand and No/100 Dollars ($10,000.00) (or such adjusted monthly amount) for One Hundred Eighty (180) months or until the date that MCCUTCHEON would have attained his sixty-fifth (65th) birthday, whichever is the later.

4. In the event MCCUTCHEON should become totally disabled, as defined herein, while employed with the CORPORATION or its subsidiary, the CORPORATION or its subsidiary shall pay to MCCUTCHEON an annual amount equal to:


(a) One Hundred Twenty Thousand and No/100 Dollars ($120,000.00), adjusted pursuant to Section 5 hereof which shall be paid in equal monthly payments of Ten Thousand and No/100
Dollars ($10,000.00) (or such adjusted monthly amount) to MCCUTCHEON until he attains age sixty-five (65), provided however, that the monthly payment shall be reduced by the sum of all disability payments received by MCCUTCHEON from all sources, including but not limited to, Social Security Disability Benefits and Long Term Disability Benefits payable by any insurance company, which are funded in whole or in part by premium payments or contributions made by the CORPORATION or its subsidiaries.
Notwithstanding the foregoing, any payments received by MCCUTCHEON from the CORPORATION or its subsidiaries'
Profit Sharing Plan and Employee Stock Ownership
Plan shall not reduce the monthly payment.

(b) Upon attainment of age 65, after becoming totally disabled, MCCUTCHEON shall be paid an annual amount equal to One Hundred Twenty Thousand and No/100 Dollars ($120,000.00), adjusted pursuant to Section 5 hereof which shall be paid in equal monthly payments of Ten Thousand and No/100 Dollars ($10,000.00)
(or such adjusted monthly amount) for One Hundred Eighty (180) months. In the event MCCUTCHEON should die after attaining age s ixty-five (65), any unpaid balance of the amount as provided in this Section 3(b) shall be paid to the designated Beneficiary.

5.	The annual amount to be paid by Corporation
to MCCUTCHEON or his beneficiaries pursuant to Sections 2, 3, and/or 4 above, shall be adjusted by Corporation, on a yearly basis. The yearly adjustment to the annual amount (which begins at $120,000) shall be made in April of each year beginning in 2003. Such adjustment shall be the three year average of the yearly percentage change in the Price Index, as issued by the U. S.
Department of Labor, Bureau of Labor Statistics.

For purposes herein Price Index shall mean the "Consumer Price Index for All Urban Consumers,
All Items" issued and published by the United
States Department of Labor, Bureau of Labor
Statistics or any successor index thereto.
Notwithstanding the above, in no event shall the percentage increase in the annual amount for any one year exceed five percent (5%), nor shall there be an decrease in the annual amount.
An example of the adjustment set forth in this
Section 5 is attached hereto as Exhibit 1.

   The CORPORATION shall contribute not less than $10,000 per year to the Trust to fund the death, disability and/or retirement benefits of MCCUTCHEON. The CORPORATION shall be designated as the Trustee of the Trust and shall manage the Trust pursuant to the terms and conditions of the Trust Agreement, which is attached hereto.
Any amounts remaining in the Trust after the payment of all benefits due MCCUTCHEON, or his beneficiary(ies) hereunder shall, to the extent allowable pursuant to the Trust Agreement, be returned to the CORPORATION.


5. In the event of MCCUTCHEON's death,
the payments undertaken by the CORPORATION shall be paid to the Beneficiary of MCCUTCHEON as designated on the attached Beneficiary designation Form. In the event no designated
Beneficiary survives MCCUTCHEON, or does not live to receive all payments due hereunder, the remaining payments shall be made to the person or persons entitled to share in MCCUTCHEON's estate under the Laws of Descent and Distribution of the State of Alabama.

6. This Plan shall not be construed or
interpreted as an agreement of employment, and nothing contained herein shall be construed to prohibit the CORPORATION or its subsidiary from terminating the employment of MCCUTCHEON for any reason at any time. The benefits to be provided by the Plan shall be deemed as "unfunded" for purposes of the Internal Revenue Code of 1986 and the Employee Retirement Income
Security Act.

7. MCCUTCHEON's rights under this Plan are nonassignable and he shall have no interest in any specified fund, contract, investment or other a ssets of the CORPORATION or its subsidiary except as set forth in the Trust Agreement. All rights and obligations of both parties shall terminate upon MCCUTCHEON's termination of employment with the CORPORATION or its subsidiary for reasons other than death, retirement or total disability.
MCCUTCHEON acknowledges that for purposes of the payment of the benefits hereunder, MCCUTCHEON is to be regarded as a general creditor of the CORPORATION and all amounts due MCCUTCHEON are subject to the potential claims of CORPORATION's creditors. MCCUTCHEON further acknowledges that all assets held in the Trust are subject to the creditors of the CORPORATION.

8. "Total Disability" means that due to
injuries or sickness, MCCUTCHEON is not able to perform the substantial and material duties of his occupation as CEO of CORPORATION and is receiving care by a Physician which is appropriate for the condition causing the disability.



9. This Plan shall be subject to termination at any time prior to death, disability or retirement of MCCUTCHEON by Resolution of the Board of Directors of the CORPORATION in which event MCCUTCHEON shall have no interest in any specific fund, contract, investment or other assets of the CORPORATION or its subsidiary except as may be set forth in the Trust Agreement. Notwithstanding the foregoing, in the event a majority of the Employer's stock is not owned, directly or indirectly, by Sloan Y. Bashinsky, Sr., his estate, any testamentary trust of Sloan Y. Bashinsky, Sr. or SYB, Inc. (a "Change of Control"), then upon the date of such Change of Control, the Plan shall not be terminable for any reason (but shall remain subject to potential claims of the Company creditors) and the Board of Directors shall not retain any ability to terminate the Plan.

10. To the extent the Trust has insufficient assets to pay MCCUTCHEON or his beneficiary(ies) the benefits due hereunder, the CORPORATION shall pay such benefits from its general assets.

Dated this the 15 day of May, 2002.

                 BY ORDER OF THE BOARD OF DIRECTORS
                 GOLDEN ENTERPRISES, INC.


                 By	/S/ JOHN S. STEIN
                    John S. Stein
                    Chairman





                          BENEFICIARY DESIGNATION
                         SALARY CONTINUATION PLAN
                          RETIREMENT AND DISABILITY

Mark W. McCutcheon designates the following as Beneficiary of benefits under the Salary Continuation Plan.

All designations may be changed by Mark W. McCutcheon upon his completion of Corporation's then current form which is delivered to the Corporation during Mark W. McCutcheon's lifetime.

A. Terri Culver McCutcheon, spouse of Mark W. McCutcheon, if living at the time of death of Mark W. McCutcheon.

B. If Terri Culver McCutcheon should die before Mark W.
        McCutcheon or before all payments are made to her, then to the Trustee of the Family Trust, as designated under the Last Will and Testament of Mark W. McCutcheon.

Payments made to the Trustee shall fully discharge Corporation's obligation and Corporation shall not be responsible for the application of the monies so paid.

C. If the Family Trust designated under the Last Will and Testament of Mark W. McCutcheon for any reason is not created or the Last Will and Testament of Mark W. McCutcheon creates no Family Trust, then payments shall be made to my daughters, Meagan Carol McCutcheon and Whitney Gail McCutcheon, in equal shares, or to their descendants on a per stirpes basis.

May 15, 2002    /S/ MARK W. MCCUTCHEON
DATED		       MARK W. MCCUTCHEON - EMPLOYEE

Received by Corporation:

By	/S/ JOHN S. STEIN
John S. Stein
Chairman

The beneficiary designation is executed in duplicate and Mark W. McCutcheon acknowledges receipt of one copy.

                                 /S/ MARK W. MCCUTCHEON
                                     MARK W. MCCUTCHEON - EMPLOYEE

EXHIBIT 1
EXAMPLE OF YEARLY ADJUSTMENT


The Corporation will make the first adjustment in April 2003.
The percentage change in the Price Index for the relevant years ended December 31 are as follows:

2002		2.7% (assumed)
2001		1.6%*
2000		3.4%*

The average Price Index of the three years is 2.6%
([3.4 + 1.6 + 2.7] - 3). Thus, the percentage adjustment to the annual and monthly amount for April 2003 will be 2.6%. The annual amount pursuant to Sections 2, 3 and 4 will be increased to 123,120 (120,000 x 1.026), paid in equal monthly installments of 10,260.


* As published by the United States Department of Labor,
Bureau of Labor Statistics.